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                                    EXHIBIT B

INTRAG INTERNATIONAL EQUITY INVEST (COMPANY FOR FUND MANAGEMENT) S.A. BOARD OF DIRECTORS and EXECUTIVE OFFICERS


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
Max Baumann                         Chairman (General Manager, INTRAG (Zurich)
                                    INTRAG, Bahnhofstrasse 45, 8021 Zurich, Switzerland

Manuel Hauser                       Director (Executive Director, UBS -Intrag (Services) S.A.
                                    Luxembourg)
                                    INTRAG International Equity Invest (Company for Fund
                                    Management) S.A., 3-5, Place Winston Churchill, B.P. 134, 2011
                                    Luxembourg

Dr. Antoni M. Stankiewicz           Director (First Vice President, Union Bank of Switzerland, Zurich)
                                    Union Bank of Switzerland, Bahnhofstrasse 45, 8021 Zurich,
                                    Switzerland

Peter Scherkamp                     Director (Senior Vice President, Union de Banques Suisses
                                    (Luxembourg) S.A., Luxembourg
                                    Union de Banques Suisses (Luxembourg) S.A. , 36-38 Grand-
                                    Rue, B.P. 134, 2011, Luxembourg
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